EXHIBIT 23(h)4(4)

                      FOURTH AMENDMENT TO SERVICE AGREEMENT




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                      FOURTH AMENDMENT TO SERVICE AGREEMENT

         THIS AMENDMENT made as of the 13th of November, 2005 amends that certain AGREEMENT (the "Agreement") dated January 1, 2003, amended November 11, 2003, February 27, 2004, and November 15, 2004, respectively, by and among THE PHOENIX EDGE SERIES FUND, a Massachusetts business trust having a principal place of business located at 101 Munson Street, Greenfield, Massachusetts, and PHOENIX LIFE INSURANCE COMPANY, an insurance company domiciled in the State of New York and having a place of business located at One American Row, Hartford, Connecticut; PHL VARIABLE INSURANCE COMPANY, an insurance company domiciled in the State of Connecticut and having a place of business located at One American Row, Hartford, Connecticut; and PHOENIX LIFE AND ANNUITY COMPANY, an insurance company domiciled in the State of Connecticut and having a place of business located at One American Row, Hartford, Connecticut as follows:

1. Schedule A is hereby deleted and Revised Schedule A attached hereto and made part hereof is substituted in lieu thereof.

2. Except as hereinabove modified, all other terms and conditions set forth in the Agreement shall be, and remain, in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.

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ATTEST:                                                THE PHOENIX EDGE SERIES FUND

By: /s/ Kathleen A. McGah                              By:  /s/ Philip K. Polkinghorn
    --------------------------------                       -------------------------------
Name:    Kathleen A. McGah                             Name:    Philip K. Polkinghorn
Title:   Vice President, Chief Legal Officer,          Title:   President
         Counsel and Secretary

ATTEST:                                                PHOENIX LIFE INSURANCE COMPANY ON
                                                       BEHALF OF THE VARIABLE PRODUCTS DIVISION THEREOF

By: /s/ John H. Beers                                  By:  /s/ Gina Collopy O'Connell
    ----------------------------------------              ----------------------
Name: John H. Beers                                    Name: Gina C. O'Connell
Title:  Secretary                                      Title:   Senior Vice President

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

ATTEST:                                                PHL VARIABLE INSURANCE COMPANY ON
                                                       BEHALF OF THE VARIABLE PRODUCTS DIVISION THEREOF

By: /s/ John H. Beers                                  By:  /s/ Gina Collopy O'Connell
    ----------------------------------------                --------------------------
Name: John H. Beers                                    Name: Gina C. O'Connell
Title:  Secretary                                      Title:   Senior Vice President



ATTEST:                                                PHOENIX LIFE AND ANNUITY COMPANY
                                                       ON BEHALF OF THE VARIABLE PRODUCTS DIVISION
                                                       THEREOF

By: /s/ John H. Beers                                  By:  /s/ Gina Collopy O'Connell
    ----------------------------------------              ----------------------------
Name: John H. Beers                                    Name: Gina C. O'Connell
Title:  Secretary                                      Title:   Senior Vice President
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                  REVISED SCHEDULE A (AS AMENDED NOVEMBER 2005)
                  ---------------------------------------------
                                  FEE SCHEDULE

The Administrative Service Fee will be based on the average daily net assets of the Fund, commencing on January 1, 2006 and shall be payable by the Fund within five (5) business days following the end of each month thereafter. For fiscal year 2006, the annual fee shall be 0.065%.

The annual Administrative Service Fee shall be based on the following formula:

                  ASFSeries = ICF divided by AUM

         where, ASFSeries refers to the annual Administrative Service Fee levied with respect to each respective Series,

                  AUM refers to the average assets under management during the term hereof.

                  ICF refers to the internal costs factor determined from year to year based upon such items as proportionate investor inquiry support; shareholder trading; subsequent deposits; transfer and surrender support; confirmation activities; quarterly statement processing; and internal support.












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